EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

The following certification accompanies the issuer’s Annual Report on Form 10-KSB and is not filed, as provided in Release 33-8212. 34-47551 dated March 29, 2005.

In connection with the accompanying Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, I, Jack C. Wauchope, President and Chief Executive Officer of Coast Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003  that:

(1)           such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Coast Bancorp.

Dated:   March 30, 2007

/s/ Jack C. Wauchope
JACK C. WAUCHOPE
President and Chief Executive Officer
(Principal Executive Officer)